UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2016

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Management Compensation Plan
On April 26, 2016, the Compensation Committee of the Board of Directors of iPass Inc. approved the 2016 Bonus Plan for the iPass executive officers (the “2016 Plan”) and established 2016 salaries as well as annual target bonuses under the 2016 Plan. The 2016 Plan focuses 50% on Revenue (the total amount of revenue for the period consistent with how iPass calculates and reports this revenue metric in its public filings) to be equally distributed per calendar quarter and 50% on Adjusted EBITDA (the total amount of Adjusted EBITDA for the period consistent with how iPass calculates and reports this metric in its public filings) to be paid biannually. The total bonus earned for any period is capped at 100%.
For each period, attainment below a preset floor will result in no bonus earned for the period. The targets for 2016 were established with difficulty of attainment similar to previous years, and are challenging but attainable.
The 2016 salaries as well as target bonuses under the 2016 Plan for the iPass named executive officers (the current iPass officers appearing in the summary compensation table in the iPass proxy statement filed on April 29, 2016) are as follows:

Officer	Title	Salary	Targeted Bonus
Gary Griffiths	Chief Executive Officer	$260,000	$325,000
Patricia Hume	Chief Commercial Officer	$260,000	$325,000
Darin Vickery	Chief Financial Officer	$260,000	$100,000

iPass Inc.
By: /s/ Darin Vickery
Darin Vickery
Chief Financial Officer

Dated: May 2, 2016